Exhibit 99.2

Pattern Energy Announces Proposed Private Offering of Convertible Senior Notes

SAN FRANCISCO, CALIFORNIA – July 21, 2015 – Pattern Energy Group Inc. (the “Company” or “Pattern Energy”) (NASDAQ: PEGI) (TSX: PEG) today announced that it intends to offer, subject to market and other considerations, $225 million aggregate principal amount of convertible senior notes due 2020 (the “Notes”) in a private offering that is exempt from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the prospectus requirements of applicable Canadian securities laws (the “Notes Offering”). The Notes will be guaranteed on a senior unsecured basis by Pattern US Finance Company LLC. The Company expects to grant the initial purchasers of the Notes Offering a 30-day option to purchase up to an additional $33.75 million aggregate principal amount of Notes solely to cover over-allotments, if any.

The Company intends to use the net proceeds from the Notes Offering, together with the net proceeds from a concurrent underwritten public offering of up to $125 million of shares of its Class A common stock, for the repayment of a portion of the outstanding indebtedness incurred in connection with the Company’s purchase of interests in the K2, Lost Creek and Post Rock wind projects, the acquisition of non-controlling interests in the Gulf Wind project, the prepayment of Gulf Wind project level indebtedness and general corporate purposes.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act. In Canada, the Notes may be offered on a prospectus-exempt basis to accredited investors (as defined under applicable Canadian securities laws) who are also qualified institutional buyers.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Pattern Energy

Pattern Energy Group Inc. is an independent power company listed on The NASDAQ Global Select Market and Toronto Stock Exchange. Pattern Energy has a portfolio of 16 wind power projects, with a total owned interest of 2,282 MW, including the interests in the Gulf Wind project it has agreed to acquire, in the United States, Canada and Chile that use proven, best-in-class technology. Pattern Energy’s wind power projects generate stable long-term cash flows in attractive markets and provide a solid foundation for the continued growth of the business.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, including statements regarding the proposed offerings and use of proceeds thereof. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, including conditions to closing the offerings referred to herein and the use of proceeds thereof, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. The risk factors and other factors noted in these documents could cause actual events or the Company’s actual results to differ materially from those contained in any forward-looking statement.

FOR FURTHER INFORMATION PLEASE CONTACT:

Investor Relations

Ross Marshall

(416) 526-1563

ross.marshall@loderockadvisors.com

Media Relations

Matt Dallas

(917) 363-1333

matt.dallas@patternenergy.com

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